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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2003

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29092 (Commission File No.)	54-1708481 (IRS Employer Identification No.)
1700 Old Meadow Road, Suite 300, McLean, VA (Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (703) 902-2800

Item 5.    Other Events.

        On January 24, 2003, Primus Telecommunications Group, Incorporated (the "Company") entered into a Supplemental Indenture dated as of January 24, 2003 amending the terms of its 11.75% Senior Notes Due 2004. The Supplemental Indenture amends the Indenture between the Company and First Union National Bank dated as of August 4, 1997 (as previously amended by Supplemental Indenture dated as of January 20, 1999) to eliminate the following covenants:

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  Section 801 (Company May Consolidate, Etc., Only on Certain Terms)

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  Section 802 (Successor Substituted)

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  Section 803 (Notes to Be Secured in Certain Events)

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  Section 1005 (Payment of Taxes and Other claims)

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  Section 1006 (Maintenance of Properties)

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  Section 1007 (Insurance)

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  Section 1010 (Repurchase of Notes upon a Change of Control)

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  Section 1011 (Limitation on Indebtedness)

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  Section 1012 (Limitation on Restricted Payments)

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  Section 1013 (Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries)

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  Section 1014 (Limitation on the Issuance and Sale of Capital Stock of Restrict Subsidiaries)

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  Section 1015 (Limitation on Transacitons with Shareholders and Affiliates)

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  Section 1016 (Limitation on Liens)

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  Section 1017 (Limitation on Asset Sales)

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  Section 1018 (Limitation on Issuances of Guarantees of Indebtedness by Restricted Subsidiaries)

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  Section 1019 (Business of the Company; Restriction on Transfers of Existing Business)

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  Section 1020 (Limitation on Investments in Unrestricted Subsidiaries)

        The Supplemental Indenture also makes certain conforming changes to other sections of the Indenture to take account of the deletion of the foregoing covenants.

        A copy of a Supplemental Indenture dated as of January 24, 2003 is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 7.    Exhibits.

4.1
Supplemental Indenture dated as of January 24, 2003

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED
Dated: January 27, 2003	By:	/s/ NEIL HAZARD Name: Neil Hazard Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EX 4.1	Supplemental Indenture dated as of January 24, 2003

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  Item 5. Other Events.
  Item 7. Exhibits.
SIGNATURE
INDEX TO EXHIBITS